Exhibit 10.17

ACTIVISION BLIZZARD, INC.

2007 INCENTIVE PLAN

NOTICE OF RESTRICTED SHARE UNIT AWARD

You have been awarded Restricted Share Units of Activision Blizzard, Inc. (the “Company”), as follows:

•                  Your name:  Robert A. Kotick

•                  Total number of Restricted Share Units awarded:  363,637

•                  Date of Grant:  July 9, 2008

•                  Grant ID:  07000874

•                  Your Award of Restricted Share Units is governed by the terms and conditions set forth in:

•                  this Notice of Restricted Share Unit Award;

•                  the Restricted Share Unit Award Terms attached hereto as Exhibit A (the “Award Terms”);

•                  your Replacement Bonus Agreement with the Company, dated December 1, 2007 (the “Replacement Bonus Agreement”); and

•                  the Company’s 2007 Incentive Plan, the receipt of a copy of which you hereby acknowledge.

•                  Your Award of Restricted Share Units has been made in connection with your entering into each of the Replacement Bonus Agreement and your Amended and Restated Employment Agreement with the Company dated as of December 1, 2007 (the “Employment Agreement”).

•                  Schedule for Vesting:  Except as otherwise provided under the Award Terms, the Restricted Share Units awarded to you will vest as follows, provided you remain continuously employed by the Company Group:

Schedule for Vesting

Vesting Date	No. of Restricted Share Units Vesting at Vesting Date	Cumulative No. of Restricted Share Units Vested at Vesting Date

December 31, 2008	121,213	121,213
December 31, 2009	121,212	242,425
December 31, 2010	121,212	363,637

•                  Please sign and return to the Company this Notice of Restricted Share Unit Award, which bears an original signature on behalf of the Company.  You are urged to do so promptly.

•                  Please return the signed Grant Notice to the Company at:

Activision Blizzard, Inc.
3100 Ocean Park Boulevard
Santa Monica, CA  90405
Attn:  Stock Plan Administration

You should retain the enclosed duplicate copy of this Notice of Restricted Share Unit Award for your records.

Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Award Terms.

ACTIVISION BLIZZARD, INC.

/s/ Ann E. Weiser
Ann E. Weiser
Title: Chief Human Resources Officer
Date:	September 29, 2008

ACCEPTED AND AGREED:

/s/ Robert A. Kotick
Robert A. Kotick

Date:

2

EXHIBIT A

ACTIVISION BLIZZARD, INC.

2007 INCENTIVE PLAN

RESTRICTED SHARE UNIT AWARD TERMS

1.                                      Definitions.

(a)                                  For purposes of these Award Terms, the following terms shall have the meanings set forth below:

“Award” means the award described on the Grant Notice.

“Cause” has the meaning given to such term in the Employment Agreement.

“Common Shares” means the shares of common stock, par value $0.000001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 9 hereof.  For the avoidance of doubt, the term “Common Shares” as used in these Award Terms shall include “Company Common Stock” as such term is used in the Employment Agreement.

“Company Group” has the meaning given to such term in the Employment Agreement.

“Company-Sponsored Equity Account” means an account that is created with the Equity Account Administrator in connection with the administration of the Company’s equity plans and programs, including the Plan.

“Date of Grant” means the Date of Grant of the Award set forth on the Grant Notice.

“Equity Account Administrator” means the brokerage firm utilized by the Company from time to time to create and administer accounts for participants in the Company’s equity plans and programs, including the Plan.

“409A Delayed Payment Date” has the meaning given to such term in the Employment Agreement.

“Grantee” means the recipient of the Award named on the Grant Notice.

“Grant Notice” means the Notice of Restricted Share Unit Award to which these Award Terms are attached as Exhibit A.

“Plan” means the Activision, Inc. 2007 Incentive Plan, as amended from time to time.

“Restricted Share Units” means units subject to the Award, which represent the conditional right to receive Common Shares in accordance with the Replacement Bonus Agreement, the Grant Notice and these Award Terms, unless and until such units become vested or are forfeited to the Company in accordance with the Grant Notice and these Award Terms.

“Separation from Service” has the meaning given to such term in the Employment Agreement.

“Specified Employee” has the meaning given to such term in the Employment Agreement.

“Vested Shares” means Common Shares to which the holder of Restricted Share Units becomes entitled upon vesting thereof in accordance with Section 2 or 3 hereof.

“Withholding Taxes” means any taxes, including, but not limited to, social security and Medicare taxes and federal, state and local income taxes, required to be withheld under any applicable law.

(b)                                 Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

2.                                      Vesting.  Except as otherwise set forth in these Award Terms, the Restricted Share Units shall vest in accordance with the “Schedule for Vesting” set forth on the Grant Notice.  Each Restricted Share Unit, upon vesting thereof, shall entitle the holder thereof to receive one Common Share (subject to adjustment pursuant to Section 9 hereof).

3.                                       Termination of Employment.  In the event of a termination of Grantee’s employment for any reason other than a termination by the Company for Cause, all unvested Restricted Share Units shall immediately vest.  In the event that Grantee’s employment is terminated by the Company for Cause prior to the vesting in full of the Restricted Share Units, as of the date of such termination of employment all Restricted Share Units shall cease to vest and, with the exception of any Restricted Share Units attributable to Vested Shares that have yet to settle pursuant to Section 7 hereof, shall immediately be forfeited to the Company without payment of consideration by the Company.

4.                                       Tax Withholding.  The Company shall have the right to require Grantee to satisfy any Withholding Taxes resulting from the vesting of any Restricted Share Units, the issuance or transfer of any Vested Shares or otherwise in connection with the Award at the time such Withholding Taxes become due.  Grantee shall be entitled to satisfy any Withholding Taxes contemplated by this Section 4:  (a) by delivery to the Company of a bank check or certified check or wire transfer of immediately available funds; (b) through the delivery of irrevocable written instructions, in a form acceptable to the Company, that the Company withhold Vested Shares otherwise then deliverable having a value equal to the aggregate amount of the Withholding Taxes (valued in the same manner used in computing the amount of such Withholding Taxes); or (c) with the Company’s consent, by any combination of (a) and (b) above.  Notwithstanding anything to the contrary contained herein, (i) the Company or any of its subsidiaries or affiliates shall have the right to withhold from Grantee’s compensation any Withholding Taxes contemplated by this Section 4 and (ii) the Company shall have no obligation to deliver any Vested Shares unless and until all Withholding Taxes contemplated by this Section 4 have been satisfied.

5.                                       Reservation of Shares.  The Company shall at all times reserve for issuance or delivery upon vesting of the Restricted Share Units such number of Common Shares as shall be required for issuance or delivery upon vesting thereof.

6.                                       Dividend Equivalents.  In the event that any cash dividends are declared and paid on Common Shares to which the holder of Restricted Share Units would be entitled upon vesting thereof, such holder shall be paid, on the payment date for such dividend, the amount that such holder would have received if the Restricted Share Units had vested, and the Common Shares to which such holder was thereupon entitled had been issued and outstanding and held of record by such holder, as of the record date for such dividend; provided, however, that no such dividend equivalents shall be paid if the Restricted Share Units have been forfeited to the Company in accordance with Section 3 hereof prior to payment thereof.  Notwithstanding the foregoing, in no event shall any such dividend equivalents be paid later than the 45th day following the fiscal year in which the related dividends are paid.  For purposes of the time and form of payment requirements of Section 409A of the Code, such dividend equivalents shall be treated separately from the Restricted Share Units.

7.                                       Receipt and Delivery.  Subject to Section 12(c) hereof, as soon as administratively practicable (and, in any event, within thirty (30) days) after any Restricted Share Units vest, the Company shall (i) effect the issuance or transfer of the resulting Vested Shares, (ii) cause the issuance or transfer of such Vested Shares to be evidenced on the books and records of the Company, and (iii) cause such Vested Shares to be delivered to a Company-Sponsored Equity Account in the name of the person entitled to such Vested Shares (or, with the Company’s consent, such other brokerage account as may be requested by such person); provided, however, that, in the event such Vested Shares are subject to a legend as set forth in Section 13 hereof, the Company shall instead cause a certificate evidencing such Vested Shares and bearing such legend to be delivered to the person entitled thereto.

8.                                       Committee Discretion.  Except as may otherwise be provided in the Plan, the Committee shall have sole discretion to (a) interpret any provision of the Plan, the Grant Notice and these Award Terms, (b) make any determinations necessary or advisable for the administration of the Plan and the Award, and (c) waive any conditions or rights of the Company under the Award, the Grant Notice or these Award Terms.  Without intending to limit the generality or effect of the foregoing, any decision or determination to be made by the Committee pursuant to these Award Terms, including whether to grant or withhold any consent, shall be made by the Committee in its sole and absolute discretion, subject only to the terms of the Plan.  Subject to the terms of the Plan, the Committee may amend the terms of the Award prospectively or retroactively; however, no such amendment may materially and adversely affect the rights of Grantee taken as a whole without Grantee’s consent.  Without intending to limit the generality or effect of the foregoing, the Committee may amend the terms of the Award (i) in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 9 hereof) affecting the Company or any of its subsidiaries or affiliates or the financial statements of the Company or any of its subsidiaries or affiliates, (ii) in response to changes in applicable laws, regulations or accounting principles and interpretations thereof, or (iii) to prevent the Award from becoming subject to any adverse consequences under Section 409A of the Code.

9.                                       Adjustments.  Notwithstanding anything to the contrary contained herein, pursuant to Section 12 of the Plan, the Committee will make or provide for such adjustments to the Award as are equitably required to prevent dilution or enlargement of the rights of Grantee that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any change of control, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Award such alternative consideration (including, without limitation, cash or other equity awards), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Award.

10.                                 Registration and Listing.  Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue or transfer any Restricted Share Units or Vested Shares, and no Restricted Share Units or Vested Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way, unless such transaction is in compliance with (a) the Securities Act of 1933, as amended, or any comparable federal securities law, and all applicable state securities laws, (b) the requirements of any securities exchange, securities association, market system or quotation system on which securities of the Company of the same class as the securities subject to the Award are then traded or quoted, (c) any restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws, and (d) any policy or procedure the Company has adopted with respect to the trading of its securities, in each case as in effect on the date of the intended transaction.  The Company is under no obligation to register, qualify or list, or maintain the registration, qualification or listing of, Restricted Share Units or Vested Shares with the SEC, any state securities commission or any securities exchange, securities association, market system or quotation system to effect such compliance.  Grantee shall make such representations and furnish such information as may be appropriate to permit the Company, in light of the then existence or non-existence of an effective registration statement under the Securities Act of 1933, as amended, relating to Restricted Share Units or Vested Shares, to issue or transfer Restricted Share Units or Vested Shares in compliance with the provisions of that or any comparable federal securities law and all applicable state securities laws.  The Company shall have the right, but not the obligation, to register the issuance or transfer of Restricted Share Units or Vested Shares or resale of Restricted Share Units or Vested Shares under the Securities Act of 1933, as amended, or any comparable federal securities law or applicable state securities law.

11.                                 Transferability.  Except as otherwise permitted under the Plan or this Section 11, the Restricted Share Units shall not be transferable by Grantee other than by will or the laws of descent and distribution.  With the Company’s consent, Grantee may transfer Restricted Share Units for estate planning purposes or pursuant to a domestic relations order; provided, however, that any transferee shall be bound by all of the terms and conditions of the Plan, the Grant Notice and these Award Terms and shall execute an agreement in form and substance satisfactory to the

Company in connection with such transfer; and provided, further that Grantee will remain bound by the terms and conditions of the Plan, the Grant Notice and these Award Terms.

12.                                 Section 409A.

(a)                                  Payments contemplated with respect to the Award are intended to comply with Section 409A of the Code, and all provisions of the Plan, the Grant Notice and these Award Terms shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.  Notwithstanding the foregoing, (i) nothing in the Plan, the Grant Notice and these Award Terms shall guarantee that the Award is not subject to taxes or penalties under Section 409A of the Code and (ii) if any provision of the Plan, the Grant Notice or these Award Terms would, in the reasonable, good faith judgment of the Company, result or likely result in the imposition on Grantee or any other person of a penalty tax under Section 409A of the Code, the Committee may, in its sole discretion, modify the terms of the Plan, the Grant Notice or these Award Terms, without the consent of Grantee, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such penalty tax and in a manner designed to preserve the economics of the award to Grantee.

(b)                                 Neither Grantee nor any of Grantee’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable with respect to the Award to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to Grantee or for Grantee’s benefit with respect to the Award may not be reduced by, or offset against, any amount owing by Grantee to the Company.

(c)                                  If (i) the Committee determines in good faith that the issuance or transfer of Vested Shares to Grantee or his or her estate or beneficiaries hereunder by reason of Grantee’s Separation from Service with the Company or any of its subsidiaries or affiliates does not qualify for the “short-term deferral exception” or otherwise would constitute a “deferral of compensation” under Section 409A of the Code, (ii) Grantee is a Specified Employee and (iii) delay of payment is required in order to avoid tax penalties under Section 409A of the Code but is not already provided for by this Award, the Company shall cause the issuance or transfer of such Vested Shares to Grantee or Grantee’s estate or beneficiary upon the 409A Delayed Payment Date.

13.                                 Legends.  The Company may, if determined by it based on the advice of counsel to be appropriate, cause any certificate evidencing Vested Shares to bear a legend substantially as follows:

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.”

14.                                 No Right to Continued Employment.  Nothing contained in the Grant Notice or these Award Terms shall be construed to confer upon Grantee any right to be continued in the employ of the Company or any of its subsidiaries or affiliates or derogate from any right of the Company or any of its subsidiaries or affiliates to retire, request the resignation of, or discharge Grantee at any time, with or without cause.

15.                                 No Rights as Stockholder.  No holder of Restricted Share Units shall, by virtue of the Grant Notice or these Award Terms, be entitled to any right of a stockholder of the Company, either at law or in equity, and the rights of any such holder are limited to those expressed, and are not enforceable against the Company except to the extent set forth in the Plan, the Grant Notice and these Award Terms.

16.                                 Severability.  In the event that one or more of the provisions of these Award Terms shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

17.                                 Governing Law.  To the extent that federal law does not otherwise control, the validity, interpretation, performance and enforcement of the Grant Notice and these Award Terms shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws thereof.

18.                                 Successors and Assigns.  The provisions of the Grant Notice and these Award Terms shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Grantee and, to the extent applicable, Grantee’s permitted assigns under Section 11 hereof and Grantee’s estate or beneficiary(ies) as determined by will or the laws of descent and distribution.

19.                                 Notices.  Any notice or other document which Grantee or the Company may be required or permitted to deliver to the other pursuant to or in connection with the Grant Notice or these Award Terms shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows:  (a) if to the Company, at its office at 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attn: Stock Plan Administration, or such other address as the Company by notice to Grantee may designate in writing from time to time; and (b) if to Grantee, at the address shown in the Employment Agreement or such other address as Grantee by notice to the Company may designate in writing from time to time.  Notices shall be effective upon receipt.

20.                                 Conflict with Replacement Bonus Agreement or Plan.  In the event of any conflict between the terms of the Replacement Bonus Agreement and the terms of the Grant Notice or these Award Terms, the terms of the Grant Notice or these Award Terms, as the case may be, shall control.  In the event of any conflict between the terms of the Replacement Bonus Agreement, the Grant Notice or these Award Terms and the terms of the Plan, the terms of the Plan shall control.

21.                                 Deemed Agreement.  By accepting the Award, Grantee is deemed to be bound by the terms and conditions set forth in the Replacement Bonus Agreement, the Plan, the Grant Notice and these Award Terms.